Exhibit 10.40

EXECUTION VERSION
AMENDMENT NO. 2
to
RECEIVABLES PURCHASE AGREEMENT

Dated as of November 29, 2016

THIS AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is entered into as of November 28, 2016 by and among LKQ Receivables Finance Company, LLC, a Delaware limited liability company (the “Seller”), LKQ Corporation, a Delaware corporation (the “Servicer”), the conduits party hereto (the “Conduits”), the financial institutions party hereto (together with the Conduits, the “Purchasers”), the managing agents party hereto (the “Managing Agents”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (the “Administrative Agent”) for the Purchasers under the RPA (as defined below).
PRELIMINARY STATEMENTS
A.    The Seller, the Servicer, the Purchasers, the Managing Agents and the Administrative Agent are parties to that certain Receivables Purchase Agreement dated as of September 28, 2012 (as amended pursuant to that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of September 29, 2014 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “RPA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the RPA.
B.    The Seller, the Servicer, the Purchasers, the Managing Agents and the Administrative Agent have agreed to amend the RPA on the terms and subject to the conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Amendments. Effective as of the date hereof, subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 1 below, the RPA is amended as follows:
(a)Section 5.1(aa) of the RPA is amended and restated in its entirety as follows:
Anti-Terrorism Laws; Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and are currently maintained by Servicer that are designed to achieve compliance by the Transaction Parties and their respective Subsidiaries with Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and each of the Transaction Parties, their respective Subsidiaries and, to the knowledge of the Authorized Officers of each of the Transaction Parties, its respective officers, employees, directors and agents acting in such capacity in connection with or directly benefitting from the credit facility established hereby, are in compliance with Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. None of (a) the Transaction Parties or any of their respective Subsidiaries or, to the knowledge of the Authorized Officers of the Transaction Parties, as applicable, any of their respective directors, officers, employees, or agents that will act in such capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, and (b) the Transaction Parties nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country, except, in each case, to the extent such activities or transactions are licensed by the Office of Foreign Assets Control of the U.S. Department of Treasury or otherwise not prohibited under applicable Sanctions. No proceeds of any purchase hereunder shall be used by any Transaction Party in any manner will violate Anti-Terrorism Laws, Anti-Corruption Laws or applicable Sanctions.
(b)Section 7.1(n) of the RPA is amended and restated in its entirety as follows:
Anti-Terrorism Laws; Anti-Corruption Laws and Sanctions. Servicer shall maintain and enforce policies and procedures that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of Servicer, by the Seller Party, each Originator and each of their respective Subsidiaries and their respective directors, officers, and employees with Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.
(c)Section 7.2(h) of the RPA is amended and restated in its entirety as follows:
Anti-Terrorism Laws; Anti-Corruption Laws and Sanctions. Such Seller Party shall not (and will not permit any Originator to) use directly or indirectly, and each Seller Party shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not use directly or indirectly, the proceeds of any purchase hereunder, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Terrorism Laws or Anti-Corruption Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.
(d)The definition of “LIBO Rate” appearing in Exhibit I to the RPA is hereby amended to add the following sentence at the end thereof:
Notwithstanding the foregoing, at no time shall the LIBO Rate be less than 0%.
(e)The definition of “Liquidity Termination Date” appearing in Exhibit I to the RPA is hereby amended and restated as follows:
“Liquidity Termination Date” means November 8, 2019.
(f)The definition of “Purchase Limit” appearing in Exhibit I to the RPA is hereby amended and restated as follows:
“Purchase Limit” means $100,000,000, as such amount may be increased in accordance herewith.
(g)The definition of “Sanctioned Country” appearing in Exhibit I to the RPA is hereby amended and restated as follows:
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
(h)Exhibit I to the RPA is amended to add the following new defined term in appropriate alphabetical order therein:
“Anti-Terrorism Laws” shall mean any applicable law relating to money laundering or terrorism, including Executive Order 13224, the regulations promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the Bank Secrecy Act, the USA Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder.
(i)Schedule A of the RPA is amended and restated in its entirety in the form attached as Exhibit 1 hereto.

Section 2.Conditions Precedent. This Amendment shall become effective and be deemed effective, as of the date first above written, upon receipt by the Administrative Agent of (a) one copy of this Amendment duly executed by each of the parties hereto and (b) one copy of that certain amended and restated fee letter, dated as of the date hereof, duly executed by each of the parties thereto.
Section 3.Covenants, Representations and Warranties of the Seller and the Servicer.
(a)Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the RPA, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.
(b)Each of the Seller and the Servicer hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, that no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.
Section 4.Fees, Costs, and Expenses. Without limiting the rights of the Administrative Agent, the Managing Agents and the Purchasers set forth in the RPA and the other Transaction Documents, the Seller agrees to pay on demand all reasonable fees and out-of-pocket expenses of external counsel and auditors for the Administrative Agent, the Managing Agents and the Purchasers incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith, with respect to advising the Administrative Agent, the Managing Agents and the Purchasers as to their rights and responsibilities hereunder and thereunder and in connection with the follow-up monitoring and auditing related to the Receivables reporting.
Section 5.Reference to and Effect on the RPA.
(a)Upon the effectiveness of this Amendment, each reference in the RPA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument or agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.
(b)Except as specifically amended hereby, the RPA and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser, any Managing Agent or the Administrative Agent under the RPA or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein.
Section 6.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
Section 7.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
Section 8.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

LKQ RECEIVABLES FINANCE COMPANY, LLC, as Seller

By:	/s/ Dominick P. Zarcone
Name: Dominick P. Zarcone
Title: Executive VP and CFO

LKQ CORPORATION, as Servicer

By:	/s/ Walter P. Hanley
Name: Walter P. Hanley
Title: Associate General Counsel

VICTORY RECEIVABLES CORPORATION, as a Conduit

By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Financial Institution, as Administrative Agent and as a Managing Agent

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

EXHIBIT 1

SCHEDULE A

COMMITMENTS; PURCHASER GROUPS

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Managing Agent:         The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Group Purchase Limit:     $100,000,000
Conduit:             Victory Receivables Corporation
Conduit Purchase Limit:     $100,000,000
Financial Institution:         The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Commitment:             $100,000,000